PART II AND III

PRELIMINARY OFFERING CIRCULAR: An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 20, 2021, SUBJECT TO COMPLETION

AMAZON GOLD, LLC

c/o Theodore Dinges

9001 E San Victor Drive, Unit 1002

Scottsdale, AZ 85258

Best Efforts Offering of

2,500,000 Shares of Class A Membership Interest

Per Share Purchase Price: $4.00

Minimum Investment Amount: 100 shares for $400

This Offering Circular relates to the offer and sale of up to an aggregate of 2,500,000 shares of Class A membership interest of Amazon Gold, LLC (the “Company”), at a price of $4.00 per share, in a self-underwritten, best-efforts offering for gross proceeds of $10,000,000.00. Funds placed in escrow will be released to the Company and used when, as and if received and all escrow release criteria have been met. See “Process of Subscribing”. Each subscriber to purchase our shares must purchase a minimum of 100 shares for a total minimum investment of $400.00. Sales of our Class A membership interest pursuant to offering will commence as soon as the Regulation A+ Offering Statement of which this Offering Circular is a part, is qualified by the U.S. Securities and Exchange Commission (the “SEC”), and will continue until the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by Amazon Gold, LLC in its sole discretion. See “Summary of Offering”, “Description of Securities We Are Offering”, and “Plan of Distribution”, in this Offering Circular. We are using the Form 1-A disclosure format in this Offering Circular.

The Company is a Delaware limited liability company formed on December 7, 2020. The Company is governed by its Manager, Theodore Dinges, who is also a co-founder and serves as President of the Company. Gary Dinges, Ted’s brother, serves as Vice President and Principal Accounting Officer, and is also a co-founder of the Company. See “Our Management” in this Offering Circular. We have no operations or facilities as of the date of this Offering Circular. The principal operations of the Company will be provided by a third party contractor and we plan to use the net proceeds from the offering to fund the Company’s arbitrage operations to be conducted by such contractor. Generally, “arbitrage” is the strategy of taking advantage of price differences in different markets for the same asset, a situation where a business can profit from the imbalance of asset prices in those markets. The simplest form of arbitrage is purchasing an asset in a market where the price is lower and simultaneously selling the asset in a market where the asset’s price is higher. See “How We Plan To Use Proceeds from the Sale of Our Shares” and “Description of Our Business” in this Offering Circular.

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This offering is available to both accredited and non-accredited investors. Generally, if you are a non-accredited investor, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

	Price to the Public	Underwriting discounts and commissions(1)	Proceeds to Issuer(2)	Proceeds to Other Persons

Per Share Offered	$4.00	None	$3.90	$0.10

TOTAL OFFERING	$10,000,000.00	None	$9,760,000.00	$240,000.00

(1)	The Company does not intend to use commissioned sales agents or underwriters. Please refer to the section entitled “Plan of Distribution” of this Offering Circular for additional information.
(2)

We expect to incur expenses in connection with the sale of our shares estimated at 2.40% of the amount raised, or $240,000 if all offered shares are sold for an aggregate purchase price of $10,000,000.

Investment in our Class A membership interest involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in the shares in the “Risk Factors” section of this Offering Circular. This Offering Circular supersedes any prior offering memorandum with respect to the offered shares.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Legends or information required by the laws of the states in which we intend to offer our Class A membership interest are set forth following the Table of Contents.

The date of this Offering Circular is October 20, 2021

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IMPORTANT INFORMATION REGARDING THIS OFFERING CIRCULAR

This Offering Circular has been prepared solely for the benefit of authorized persons interested in the offering. This memorandum does not constitute an offer or solicitation to any person except those particular persons who satisfy the suitability standards described herein.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

There is currently no public market for the offered shares. Shares purchased and sums invested are also subject to substantial restrictions upon withdrawal and transfer, and the shares offered hereby should be purchased only by investors who have no need for liquidity in their investment.

Non-U.S. investors have certain restrictions on resale and hedging under Regulation S of the act. Distributions under this offering might result in a tax liability for the non-U.S. investors. Each prospective investor is urged to consult his, her or its own tax advisor or pension consultant to determine his, her or its tax liability.

No person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this memorandum, and any such information or representations should not be relied upon. Any prospective purchaser of shares who receives any such information or representations should contact the Company immediately to determine the accuracy of such information. Neither the delivery of this memorandum nor any sales hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company or in the information set forth herein since the date hereof.

Prospective investors should not regard the contents of this memorandum or any other communication from the company as a substitute for careful and independent tax and financial planning. Each prospective investor is encouraged to consult with his, her, or its own independent legal counsel, accountant and other professionals with respect to the legal and tax aspects of this investment and with specific reference to his, her, or its own tax situation, prior to subscribing for any shares offered hereby.

The purchase of shares by an individual retirement account (“IRA”), Keogh plan or other qualified retirement plan involves special tax risks and other considerations that should be carefully considered. Income earned by qualified plans as a result of an investment in the company may be subject to federal income taxes, even though such plans are otherwise tax exempt.

The shares are offered subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation of the offering without notice. The Company reserves the right to reject any investment in whole or in part.

The Company will make available to any prospective investor and his, her, or its advisors the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, the Company or any other relevant matters, and to obtain any additional information to the extent the Company possesses such information.

The information contained in this memorandum has been supplied by the Company and its management. This memorandum contains summaries of documents not contained in this memorandum, but all such summaries are qualified in their entirety by references to the actual documents. Copies of documents referred to in this memorandum, but not included as an exhibit, will be made available to qualified prospective investors upon request.

Use of Pronouns and Other Words

The pronouns “we”, “us”, “our” and the equivalent used in this Offering Circular mean Amazon Gold, LLC In the footnotes to our financial statements, the “Company” means Amazon Gold, LLC The pronoun “you” means the reader of this Offering Circular.

Summaries of Referenced Documents

This Offering Circular contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our Regulation A Offering Statement of which this Offering Circular is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this Offering Circular to any of our agreements and other documents, you should refer to the exhibits filed with our Regulation A Offering Statement of which this Offering Circular is a part for copies of the actual agreement or other document.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Securities will be sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that investments offered hereby are offered and sold only to “qualified purchasers” or at a time when our Securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To qualify as an “Accredited Investor” an investor must meet one of the following conditions:

1. Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

2. Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

3. Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000.00) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

4. Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

5. Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

6. Any director or executive officer, or knowledgeable employee of a fund, as the issuer of the securities being sold, or any director, executive officer, or knowledgeable employee, or fund of a fund of the issuer;

7. Any trust with total assets in excess of Five Million Dollars ($5,000,000) not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; and/or limited liability companies with $5 million in assets, SEC- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs).

8. Any individual holding and maintaining in good standing with: a specific, verifiable professional certification, designation, or credential as designated by the SEC via Commission Order or, any one of the following securities licenses: Series 7, Series 82, Series 65.

9. Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered.

10. “Family Offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act.

11. Any entity in which all the equity owners are accredited investors as defined above.

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SUMMARY OF OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Certificate of Formation and the Operating Agreement of the Company (collectively, the “Governing Documents”), and the Subscription Agreement, should be read in their entirety before any investment decision is made. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Governing Documents. If there is a conflict between the terms contained in this Offering Circular and the Governing Documents, then the Governing Documents shall prevail.

The Company

Amazon Gold, LLC (the “Company”) is a Delaware limited liability company with a principal address located at 9001 E San Victor Drive, Unit 1002, Scottsdale, Arizona 85258. The Company will initially conduct arbitrage activities through a third-party service provider, Torio Mining Participações LTDA, who purchases unrefined gold from small local miners in Mato Grosso, Brazil, at a fair discounted rate (approximately 90% of the Index/Spot worldwide price) for the Field Assayed weight, and then sells the gold to the Bank at the full Index/Spot price for the Final Assayed weight pursuant to a report issued to the Bank by the Refinery. The Company intends to expand its arbitrage activities to include miners in the United States and in Canada, with these expanded arbitrage operations being conducted by U.S. entities who will be either third party servicers or wholly-owned subsidiaries of the Company.

Offering Size	The Company is seeking to raise a maximum aggregate amount of $10 million. However; the Manager, in Manager’s discretion may reduce the maximum aggregate amount.
Securities offered by Amazon Gold, LLC	2,500,000 shares of our Class A membership interest (the “Shares” or the “Securities”).
Preferred Returns

Class A Members are entitled to a Preferred Return of 12% per annum pro rata based on Member’s contributed but unreturned capital.

“Preferred Return” means a preferred return equal to 12% per annum, distributed to the Class A Members pro rata based on a Class A Member’s contributed but unreturned Capital, which is due and payable by the Fund to each Member on a calendar quarterly basis beginning with the first quarter 2022. The Preferred Return is Non-Cumulative, meaning that the Preferred Return is not guaranteed, and any portion of the Preferred Return not paid to a Member because the Fund does not have sufficient Distributable Cash to pay the Preferred Return in a given quarter will not carry forward.

Offering Price per Share	Fixed price of $4.00 per Share.
Minimum Investment

Investors shall have the opportunity to purchase Shares of Class A membership interest of the Company in the minimum amount of 100 Shares for a total investment amount of Four Hundred Dollars ($400), however; Management may, in Management’s discretion, accept a lesser amount.

Number of Shares outstanding before the Offering	As of October 20, 2021, 7,085,000 shares of Class A membership interest and 7,085,000 shares of Class B membership interest are currently issued and outstanding.
Market for these Securities	There is presently no public market for these Securities.
Use of Proceeds/ Investment Objective

The Company is focused on financing arbitrage activities in connection with precious metals. The Company intends that its arbitrations operations (i.e., transacting with the local miners and the Bank) will be conducted by a third-party Operations Servicer, initially in Mato Grosso, Brazil; however, the management, oversight, business development, recordkeeping, bookkeeping, and other administrative operations of the Company will be located in the United States.

Management

The Company is managed by its Manager, Ted Dinges, who was elected by vote of the Members. The Manager appoints the Officers who assist the Manager in conducting the day-to-day business operations of the Company.  The Manager and Officers, currently consisting of Ted Dinges, located in Scottsdale, Arizona, and Gary Dinges, located in Hillsboro, Oregon (collectively, the “Management”), do not currently receive compensation for their services; however, the Company may determine that such compensation is appropriate or desirable, in their discretion, in the future.

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Term of the Company

The Company is an open-ended “evergreen” Company with no set end date. The Manager expects to conduct its business until the Manager believes market conditions do not justify doing so. The Manager intends generally to utilize the capital of the Company to finance the initial expenses required to form, fund and operate its business; to develop additional servicer relationships and locations, in the United States and Canada, to conduct arbitrage operations; and to provide investment returns as discussed in this Offering Circular; however, the Manager expects to manage the Company’s investments and capital structure in such a manner as to attempt to provide a reasonable level of capability for the Company to accommodate redemption requests given the relatively illiquid nature of private investments in general.

If the Manager deems it appropriate based on evolving market conditions and dynamics, the Manager shall cease its funding of arbitrage operations and shall distribute any return of capital from the disposition of Company Assets in accordance with the Liquidation Waterfall until all Company Assets have been liquidated in accordance with the Governing Documents and applicable law.

Investor Suitability

This offering is limited to certain individuals, Keogh plans, IRAs and other qualified Investors who meet certain minimum standards related to income and/or net worth. Each purchaser must execute a Subscription Agreement and Investor Questionnaire making certain representations and warranties to the Company, including such purchaser’s qualifications as a “Qualified Purchaser.” (See “State Law Exemption and Purchase Restrictions” herein).

Financial Reporting

The Company expects to use the accrual basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company will produce a minimum of quarterly financial reports to investors.

Books and Records

Members or their authorized representatives shall, at all reasonable times and for any purpose reasonably related to the business and affairs of the Company and their interest therein, have access to the Company’s books and records.

Company Administration

The Company intends initially to manage administration in house, but may retain the services of an outside third-party administrator, located in and conducting business under the laws of the United States of America and/or one or more of the States’ authorities, to provide administration and investor relations functions. The cost thereof shall be a Company Expense and shall be at usual and customary market rates.

Termination of the Offering

This Offering will close upon the earlier of (1) the sale of the maximum number of Shares offered hereby, (2) one year from the date of this Offering being qualified by the SEC, or (3) a date prior to one year from the date this Offering begins that is so determined by the Manager.

Use of Leverage/Credit Facilities

The Company, in Management’s discretion, may choose to borrow money from time to time from one or more lenders (“Credit Facilities” or “Facilities”) and may pledge one or more Company Assets as collateral for any such borrowing.

Any Facility shall be nonrecourse to the Members. The Manager and the Company may agree to provide Guarantees for a given Facility but are not required to do so. Any Facility will likely have covenants that affect the Company and the Manager.

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Company Expenses

Company Expenses shall include, but not necessarily be limited to the following: Company organizational costs, legal and accounting related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filing, licensing or other governmental fees, other third party audits, insurance costs (including without limitation GL, D&O, E&O and Fidelity), Company administration costs, fees associated with any Credit Facilities, business development, employment, marketing, and any other expenses associated with operation of the Company. Expenses may include expenses for services provided by affiliates of the Manager and/or Officers and costs and expenses may be apportioned and/or reimbursed to or from such affiliates.

Waterfall	The following outlines the priority ( Waterfall ) for the distribution of cash from the Company:
	•	Interest and principal payments on any amounts borrowed by the Company;
	•	All Company Expenses other than any Management Fee;
	•	The Management Fee and any other fees due the Manager;
	•	Preferred Returns to Members;
	•	Any Redemptions (granted and approved by the Manager, in its sole discretion); and
	•	Any available EDC, as determined by the Manager, to the Class A Members and the Class B Members pari passu.

Upon dissolution of the Company, except a dissolution caused by the dissolution, bankruptcy, or withdrawal of the Manager where a substitute Manager is retained within 90 days of such dissolution or bankruptcy or one year in the case of withdrawal, the Company will be liquidated and the proceeds of liquidation will be applied as follows:

•

To the Company’s creditors, including Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, in satisfaction of liabilities of the Company, including establishing such reserves as may be reasonably necessary to provide for contingent and other liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company);

	•	Liquidation and/or other Company Expenses, other than any Management Fee;
	•	Any Management Fee, to the extent unpaid, and any other fees owing to the Manager;
	•	Return of Member Capital on a Pari Passu basis;
	•	Preferred Returns to Members; and
	•	The Members, Pari Passu.

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STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains forward–looking statements that involve risks and uncertainties. We use forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans, or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide information different from that contained in this Offering Circular. We will sell our Shares of Class A membership interest only in jurisdictions where such sale and distribution is permitted. The information contained in this Offering Circular is accurate only as of the date of this Offering Circular regardless of the time of delivery of this Offering Circular or the distribution of our Shares of Class A membership interest.

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RISK FACTORS

There are significant risks associated with investing in the Company’s Securities and such Securities are highly speculative and should not be purchased by anyone who cannot afford a total loss of his or her entire investment. Before you purchase Securities in the Company, please review below a list of risks that the Company specifically wants to bring to your attention. There are undoubtedly many more risks that could interfere with the business of the Company and the summary below is not intended to be full and complete. You should carefully consider the following risk factors together with all of the other information included in this offering circular, including the matters addressed under “Forward-Looking Statements,” in evaluating an investment in the Company’s Securities. If any of the following risks were to occur, the Company’s business, financial condition, results of operations, cash flows and ability to make cash distributions could be materially adversely affected. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

Risks Related to an Investment in the Company - General

We are conducting this offering on a “best efforts” basis.

This Offering is being conducted on a “best efforts” basis. No guarantee can be given that all or any of the securities will be sold, or that sufficient proceeds will be available to conduct successful operations. Receipt of a relatively small amount of capital contributions may reduce the ability of the Company to spread investment risks through diversification of its loan portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

An investment in Securities is speculative and there is no guarantee of profitability.

The Manager anticipates that revenues will be sufficient to create net profits for the Company. However, there can be no assurance that revenues will be sufficient for such purpose. Although the Manager believes in the Company’s economic viability, there can be no guarantee that the business of the Company will be profitable to the extent anticipated. Poor performance by the arbitrage business could significantly affect the ability of the Company to make the Preferred Returns to Class A Members, as well as the total returns to the Class A Members and Class B Members.

Preferred Return is not guaranteed.

The Manager anticipates that revenues will be sufficient to generate the Preferred Return of 12% per annum.  However, there can be no assurance that the Company will have sufficient Distributable Cash to pay the Preferred Return in any given quarter. The Preferred Return is Non-Cumulative, meaning that the Preferred Return is not guaranteed, and any portion of the Preferred Return not paid to a Member because the Fund does not have sufficient Distributable Cash to pay the Preferred Return in a given quarter will not carry forward.

There is no guaranteed return of Investor’s investment.

The investments offered hereby are speculative and involve a high degree of risk. There is no assurance that the investment will be profitable, or that the profit will meet expectations. There is no guarantee that the Company will be able to return to Investors the full amount of their investment, or even a portion of their investment. There is the potential that Investors could lose their entire investment in the Company. For this reason, each prospective Investor should read this Offering Circular and all documents in the Subscription Booklet carefully and should consult with his/her or its own legal counsel, accountant(s), or business advisor(s) prior to making any investment decision.

Among the factors that could affect profits are:

•	The quality and quantity of the gold delivered by the Operations Servicer’s suppliers, over which the Operations Servicer has no control and with respect to which it may have limited legal recourse.
•	Unexpectedly high costs associated with transport of the gold to the refinery, and processing costs.
•	Increased regulation of gold.
•	Fluctuations in the market price for gold.
•	Changes in environmental, health and safety, mining, or other regulations that affects the Operations Servicer or its supplier and their costs.

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•	Currency exchange related risks, when applicable.
•	Political risks.
•	Employment risks such as personal injury and associated liability, labor strikes, and employment related regulatory issues.
•	Theft.
•	Fraud and money laundering.
•	Delays due to unexpected weather events, such as storms or flooding.
•	Delays due to national holidays and religious and/or cultural celebrations.
•	Natural disasters, acts of God, or other events constituting force majeure.

Our limited liquidity and financial resources threaten our ability to remain in business and pursue our business plan.

The Company does not currently have any liquidity and financial resources. We do not have capital to fund our plan of operations and cannot become a going concern without sufficient equity or debt funding. In the event we are not able to obtain sufficient funding to become a going concern, we may cease operations, in which event you would lose your entire investment. We have placed a “going-concern” qualification in the notes to our financial statements which expresses doubt about our ability to remain in business.

We expect to raise additional capital that may not be available on acceptable terms.

We may in the future raise additional capital through a variety of sources, including the public equity markets, additional private equity financings, collaborative arrangements and/or private debt financings. Additional capital may not be available on terms acceptable to us, if at all. If additional capital is raised through the issuance of equity securities, our Members will experience dilution, and such securities may have rights, preferences, or privileges senior to those of the holders of our Class A membership interest. If we raise additional capital through the issuance of debt securities, the debt securities would have rights, preferences, and privileges senior to holders of Class A membership interest, and the terms of that debt could impose restrictions on our operations.

The Jumpstart Our Business Startups (JOBS) Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act enacted in 2012 is intended to reduce the regulatory burden on “emerging growth companies”. We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that in the event we engage an independent registered public accounting firm that firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting;
•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our future independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company”, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our Class A membership interest may be adversely affected.

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Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class A membership interest less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the audit or attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and member approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class A membership interest less attractive because we may rely on these exemptions. If some investors find our Class A membership interest less attractive as a result, there may be a less active trading market for our Class A membership interest and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

If you invest in our Class A membership interest, your investment may be disadvantaged by future funding, if we are able to obtain it.

To the extent we obtain funding by issuance of Class A membership interest or securities convertible into Class A membership interest, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of Member equity, in Member equity per share. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Early investors have a greater risk of loss than later investors.

Although each investor must purchase a minimum of 100 shares, for a total investment of $400, we have not established any aggregate minimum number of shares we must sell in order to sell any shares. We plan to begin using proceeds from the sale of our Class A membership interest for the purposes set forth under “How We Plan To Use Proceeds from the Sale of Our Shares” as soon as received. Early investors will not know how many shares we will ultimately be able to sell, the amount of proceeds from sales, and whether the proceeds will be sufficient for us to establish facilities and minimum operations described in this Offering Circular. Later investors will be able to evaluate the amount of proceeds we have raised prior to their investment, how we have actually used those proceeds, and whether we are likely to produce sufficient returns on investment.

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Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to and held in our Company’s bank accounts if the Subscription Agreements are in good order and we accept the investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

You have no assurance our Class A membership interest will trade at prices above historic levels and price needed to put it above the “penny stock” level, notwithstanding an offering price above that level. Based on the historic trading prices of our Class A membership interest and the market in which it trades, our shares are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the SEC. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

Our offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors and executive officers, who will receive no commissions. There is no guarantee our directors and executive officers will be able to sell any of the shares. Unless they are successful in selling all of the shares we are offering, we may have to seek alternative financing to implement our business plan.

Voting control by our Management means you and other Members will not be able to elect our Manager and you will have no influence over our management.

Our management owns 7,085,000 shares of our Class B membership interest. Each share of Class A membership interest has a right to one (1) vote per share. Each share of Class B membership interest has a right to ten (10) votes per share. Accordingly, our Management controls eighty-six and eight-tenths percent (86.8%) of all fully diluted voting rights available for the 17,857,143 currently authorized shares, assuming all shares in this Offering are sold, and the investors and any other non-management Members will not be able to elect any managers or approve or effectively oppose any actions or transactions requiring Member approval.

Risks Related To Our Business

Industry Regulatory Risks.

The mining, transportation, refining, and sale of valuable natural resources is subject to stringent laws and significant regulation, including regulations dealing with environmental, health and safety, and other concerns. There is no assurance that current regulations affecting the Company, the Operations Servicer, its trading partners, or the Operations Services Agreement will remain in place. There is a significant risk that future regulations could be more burdensome on companies such as the Operations Servicer and its trading partners, or any future third-party operations servicer and its trading partners. There is no guarantee that the Company, the Operations Servicer (or any future operations servicer), or any of its trading partners, will be able to remain compliant with current or future regulations while remaining profitable.

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Currency Risks.

The business of the Company involves transactions that may involve different currencies. Exchanging money from one currency to another during the course of an investment brings the risk that an unfavorable exchange rate will impair the value of investment. The prices of commodities, such as gold, are also independent of any particular currency and can rise or fall compared to the value of a currency. The strength of various international currencies compared to each other, or compared to a specific commodity, is impossible to predict, and may impair the value of investment.

Risks inherently associated with high-value commodities.

The Company’s arbitrage focus is the trade of gold. The gold industry, like other high-value commodities industries, is fraught with peril. Historically, gold-related investments have been disproportionately associated with theft, fraud, embezzlement, and other crimes. By its nature, gold attracts criminal activity and investments in gold-related activities are particularly risky for this reason. High-value commodities are also prone to fluctuations in value based on general economic conditions and prevailing investment strategies. High- value commodities can be the subject of extreme increases or decreases in value based on irrational market exuberance or fear. These fluctuations and market developments are impossible to predict, and it may be difficult or impossible for the Company or the Operations Servicer to react quickly to fluctuations in value or other market developments when they occur. Potential Investors are encouraged to obtain independent investment advice relating to the risks associated with investing in the trade of gold in international markets.

The Company and the initial Operations Servicer rely on key relationships in Brazil.

The initial Operations Servicer has developed key relationships in Brazil, both in the public sector as well as in the private sector, that enable it to conduct its business. If these relations deteriorate or are terminated, the Operations Servicer may not be able to conduct its business economically in Brazil, or may not be able to conduct its business at all. Some emerging economies are prone to bribery or other forms of corruption. The Operations Servicer’s involvement in Brazil may place it, and subsequently the Company, at higher risk of being exposed to such corrupt foreign practices, and could potentially lead to violations of U.S. and other laws.

The Operations Servicer may terminate the Operations Services Agreement. The Operations Services Agreement provides that the Company or the Operations Servicer may unilaterally terminate the Operations Services Agreement if the arbitrage operations result in a lower than expected return on investment. Because either party may unilaterally terminate the Operations Services Agreement, you may not be able to control the timing of when your investment is returned to you.

Risks Related to Compliance and Regulation

We are subject to significant government regulation, which may affect our ability to operate.

The industry in which the Company will become a participant (whether third-party or otherwise) may be highly regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing activities. Some of these regulations are discussed in greater detail below under “U.S. Securities Laws and Foreign Investors,” “Compliance with Anti-Money Laundering Requirements,” “Usury Risk,” “Risk that the Company May Become Subject to the Provisions of the Investment Company Act of 1940,” “Risk that the Manager May Become Subject to the Provisions of the Investment Advisers Act of 1940,” “The Company’s Reliance on Exclusions from the Investment Company Act May Impact Certain Investment Decisions,” and “Recent and Anticipated Legislative and Regulatory Activity.” The Company or the Company Assets may be subject to governmental regulations in addition to those discussed in this Offering Circular, and new regulations or regulatory agencies may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the markets in which it operates. However, such regulation may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform as illustrated.

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An investment with the Company involves a high degree of risk due to the nature of the investment.

The Company may never achieve the financial projections disclosed. All statements other than statements of historical fact included herein or in related materials from the Company including, without limitation, statements regarding the Company’s business strategy, and the estimates, plans, intentions and objectives of management of the Company, are forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from the Company’s estimates, plans, intentions and objectives are disclosed below.

We are offering securities pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our securities less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements as compared to a traditional initial public offering, which may make an investment in our Securities less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Securities, we may be unable to raise the necessary funds necessary to commence operations, or acquire property, which could severely affect the value of our Securities.

We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act based upon the definition of an “investment company” set forth in Section 3(a)(1) of the Investment Company Act (15 U.S.C. § 80a-3(a)(1)) and the exemption provided by Section 3(b)(1) (15 U.S.C. § 80a-3(b)(1)) thereunder. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. However, if the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

This offering is being made subject to Regulation A, which has recently undergone significant changes.

The Company is conducting this offering pursuant to Regulation A, which was amended effective June 19, 2015. Because of these recent amendments, there is still significant uncertainty with respect to the parameters of an offering pursuant to this regulation. In addition, these regulations may change as regulators develop practices with respect to such amendments, which changes may be detrimental to the Company or its ability to raise funds. If the Company were to inadvertently violate the parameters of this type of offering, it may be subject to enforcement action or civil liabilities under securities laws. Such violation may also affect the Company’s ability to raise capital in the future.

Compliance with anti-money laundering requirements may require the Company to disclose Investor information to regulatory authorities.

The Company may be subject to certain provisions of the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“the Patriot Act”), including, but not limited to, Title III thereof, the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001 (“Title III”), certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control (“OFAC”) and other similar laws of the United States. In response to increased regulatory concerns with respect to the sources of the Company’s capital used in investments and other activities, the Manager may request that Investors provide additional documentation verifying, among other things, such Investor’s identity and source of funds to be used to purchase Shares. The Manager may decline to accept a subscription if this information is not provided or on the basis of the information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds Shares. The Manager may be required to report this information, or report the failure to comply with such requests for information, to appropriate governmental authorities, in certain circumstances without informing a Member that such information has been reported. The Manager will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures, including, but not limited to, those imposed or enforced by OFAC, the Patriot Act and Title III. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps the Manager may be required to take; however, these steps may include prohibiting a Member from investing further monies in the Company, depositing distributions to which such Member would otherwise be entitled into an escrow account or causing the redemption of such Member’s investment in the Company.

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Risks Related to Conflicts of Interest

There are conflicts of interest between the Company, our Manager and Officers.

The Manager and Officers are subject to various conflicts of interest in managing the Company. The Company may pay the Manager and/or Officers, or their affiliates, if any, substantial fees which will not be determined by arm’s length negotiations, subject to the terms and restrictions of the Operating Agreement.

The Manager and Officers, or their affiliates, may charge reasonable, market-based operations, administration, servicing, inspection and/or other fees in connection with services provided in connection with the business of the Company. All fees and compensation paid to the Manager, Officers and/or their affiliates shall be market-based and commercially reasonable at all times. In these regards, the interests of the Manager, Officers, and their affiliates are in conflict with the Members. Any fee paid to any Manager, Officer and/or their affiliate shall be consistent with what other third parties may charge, and neither the Manager, the Officers, nor the Company shall co-mingle any Company assets or funds with any account of any Manager, Officer, or their affiliate.

The Company does not currently compensate its Manager or Officers, and does not currently have employees; however, the Company intends to employ one or more unrelated persons to serve in administrative, business development, and other related capacities within the United States. The Manager supervises and controls the business affairs of the Company, and the Officers raise capital for the Company, administer the financial affairs of the Company, and render certain other services. The Manager and Officers, however, shall devote only such time to the Company’s affairs as may be reasonably necessary to conduct its business. The Manager, Officers, and/or their affiliates may be a manager or officer of other companies (some of which may directly compete with the business of the Company) and have other business interests of significance. These conflicts are described in greater detail under “Conflicts of Interest” below.

There may be conflicts of interest between the Company and the Operations Servicer

The Class B Members of the Company, Ted Dinges and Gary Dinges, and the two Class A Members holding the largest number of Class A Shares of the Company, Herminio Sotero and André Vienna (both citizens of Brazil, South America), are also the sole owners of the Operations Servicer.  Messrs. Dinges collectively own 100% of the Class B Shares, which are entitled to 10 votes per share, resulting in an aggregated 41.14% ownership interest and 87.48% voting interest in the Company, assuming the offering is fully funded,and Messrs. Sotero and Vienna would collectively own 41.14% of the Company with an aggregated 8.74% non-controlling voting interest in the Company.

The Operations Servicer, Torio Mining Participações LTDA, is beneficially owned by Ted Dinges, Gary Dinges, and André Vienna.  Ted Dinges owns a 24% partnership interest in Torio through his wholly-owned limited liability company, Nuovo Corso Holdings, LLC,and Gary Dinges, through his wholly-owned limited liability company, Jeremiah 1:5, LLC,owns a 25% partnership interest in Torio. André Viennaowns a 51% partnership interest in Torio, resulting in Mr. Vienna owning the controlling interest in the Operations Servicer.

In addition to conducting arbitrage operations for the Company, the Operations Servicer also conducts arbitrage operations on its own behalf, as well as conducting its mining operations. While we do not believe the interests of the Company and those of the Operations Servicer are adverse to each other, there is the potential for a conflict of interest due to their similar business activities.

There may be an increase in the number of Shares issued and additional issuances may have more or less favorable terms.

The Company is open-ended, which means it does not have restrictions on the amount of Shares the Company will issue. If demand is high enough, the Company may continue to issue Shares no matter how many Investors there are. While this Offering is for up to a maximum amount of $10,000,000, this amount may be increased at any time in the sole discretion of the Manager. Additional Shares may be sold from time to time to the Manager, Officers and/or Members, or their affiliates, or to new Investors. In addition, subsequent sales may be on terms that are more or less favorable to the investors than under previous issuances of Shares. Since all Shares are Pari Passu however, no Investor’s Shares will have priority over any other Investors’ Shares.

The Company relies on digital operations.

The Company is largely paperless, with all documents secured and managed digitally. To the extent paper documents are required or utilized in connection with the Company, such documents will be digitized, secured and managed digitally, as well; however, any original documents required to be maintained by law will be maintained by the Manager of the Company at the Company’s principal office in Scottsdale, Arizona. The Company utilizes industry proven software that allows it to secure and manage its documents and financial transactions with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

•	transaction or processing errors;
•	diversion of technical and other resources from other efforts;
•	loss of credibility with current or potential financial institutions or Investors;
•	harm to reputation; or
•	exposure to liability claims.

In addition, the Company relies on technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

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Other General Risks of an Investment in the Company

The Company may be unable to find a sufficient number of arbitrage opportunities to satisfy its investment objectives.

Neither the Company nor the Operations Servicer has identified all of the particular small production sellers with whom arbitrage operations will initially be conducted. Accordingly, the Company and its Investors must rely upon the ability of the Manager to enforce the terms of the Operations Services Agreement, and on the ability of the Operations Servicer to conduct sufficient and appropriate arbitrage operations consistent with the Company’s return objectives and the Operations Services Agreement. Although Torio has been successful in locating sufficient arbitrage opportunities in the past, it may be unable to find a sufficient number of attractive arbitrage opportunities to meet the Company’s objectives.

The Operations Servicer relies on multiple suppliers (miners). The initial Operations Servicer conducts arbitrage transactions with multiple suppliers of gold in Brazil and is relying on the suppliers to comply with all laws and regulations. Any interruptions of the arrangements with its suppliers would disrupt the Operations Servicer’s ability to continue to fulfill its Operations Services Agreement with the Company. The suppliers’ ability to furnish gold to the Operations Servicer in sufficient quality and quantity within the anticipated periods would adversely affect the Operations Servicer’s ability to process and sell gold, which would result in a decline in revenue and revenue potential and risk the continuation of the Operations Services Agreement. If the Operations Servicer’s suppliers fail to perform under any oral or written supply agreement, the Operations Servicer may have limited legal recourse against the supplier, and may be unable to prosecute its rights under the supply agreement in a court if such a court is unable to exercise jurisdiction over the supplier.

The Operations Servicer may be subjected to unexpected changes in pricing or supply of raw materials. If the suppliers fail to provide the Operations Servicer with a sufficient supply or discontinue operations, the Operations Servicer may not be able to find sufficient alternative suppliers in a timely manner or at all.

Additionally, the Company has not firmly identified or secured an operations servicer or suppliers in the United States and/or Canada.  While the Company intends to devote approximately 15-20% of the net proceeds of this Offering to business development including, but not limited to, hiring an experienced Vice President of Development to grow, develop and solidify service and supply relationships, as well as funding the development of such working relationships and entering into professional agreements to provide such arbitrage operations in the United States and Canada, the Company may be unable to identify a sufficient number of attractive arbitrage opportunities in the United States and Canada, or secure sufficient servicing agreements, suppliers, refinery relationships, and purchasers,to conduct sufficient arbitrage operations consistent with the Company’s return objectives.

Furthermore, there may be a period of time before the Manager begins to make distributions or payments. The Company’s Manager will attempt to generate revenue as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be fully utilized. The Company intends to dedicate all of the net proceeds of the Offering to funding arbitrage operations; however, the Company may utilize a portion of the proceeds, if needed in the sole discretion of the Manager, to fund ongoing costs of the Offering during the first 6 months of fundraising.

The Company will be relying on the Manager’s discretion and expertise.

Investment in the Shares does not grant Investors any management rights in the operation of the Company, nor does it convey sufficient voting rights to elect or remove the Manager. All decisions with respect to the management of the Company will be made by the Manager, Theodore Dinges, and any additional Managers that the Company may later add. Accordingly, no person should purchase the Shares unless he, she or it is willing to entrust all aspects of the management of the Company to the Manager. If the Manager were to leave the Company, the Company’s ability to achieve its goals could be materially and adversely affected. The Manager may resign at any time with one-year notice to the Members without liability to the Company or Manager.

If the Manager withdraws or is terminated the Members may not be able to locate a suitable replacement.

The Company presently only has one Manager. If the Manager, subject to its one-year notice requirement, withdraws from the Company, is terminated by the Members, for cause, or is terminated as Manager by dissolution or bankruptcy, it may be difficult or impossible for the Members of the Company to locate a suitable replacement for the Manager. If it is unable to replace the Manager, the Company would proceed with liquidating the Company’s Assets, which may or may not be able to be successfully executed.

The Company’s activities may subject it to the risks of becoming involved in litigation.

The Company’s activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets and could require the Members to return distributed capital and earnings to the Company. The Manager, Officers, and their affiliates will be indemnified by the Company in connection with such litigation, subject to certain conditions.

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We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) based upon the definition of an “investment company” set forth in Section 3(a)(1) of the Investment Company Act (15 U.S.C. § 80a-3(a)(1)) and the exemption provided by Section 3(b)(1) (15 U.S.C. § 80a-3(b)(1)) thereunder. Companies that are subject to the Investment Company Act must register with the SEC and become subject to various registration, governance, and reporting requirements. Compliance with such restrictions would create additional financial and administrative burdens on the Company. The Company believes it can avoid these restrictions based on the exemption described above. Specifically, the Company expects to be exempted from registration under the Investment Company Act because the Company does not meet the definition of an “investment company” and will be engaged in the business of buying and selling precious metals. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

Though the Manager does not intend to register under the Investment Advisers Act, it may be required to register under one or more state investment adviser acts (“State Advisers Acts”). State Advisers Acts are similar to the Investment Advisers Act but generally apply to investment advisers that are not subject to the Investment Advisers Act because of exemptions from registration. The Manager intends to seek exemptions from such registration where possible. If the Manager does have to register under one or more State Advisers Acts, such registration may create administrative and financial burdens on the Manager.

Our Manager may become subject to the Investment Company Act, which would subject it to various regulatory requirements.

The Manager has not registered as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) and intends to operate so as to not be required to register as an investment adviser with the SEC for as long as possible (based upon certain exemptions thereunder). Specifically, investment advisers are not required to register under the Investment Advisers Act so long as they have less than $110 million in “Assets Under Management” (AUM). If or when the Manager exceeds that threshold, unless it is eligible for another exemption, it will be required to register under the Investment Advisers Act and will be subject to various restrictive provisions provided for therein. The Manager cannot determine at this time, what, if any, impact such registration and restrictions will have on its business or the business of the Company.

Recent legislative and regulatory initiatives have imposed restrictions and requirements could have an adverse effect on our business.

The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the Manager from using certain such instruments or from engaging in such transactions. This may impair the ability of the Manager to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Manager or the Company, and it is possible that such impact could be adverse and material.

We may become liable for indemnification obligations to our Manager or its affiliates.

The Company will be required to indemnify the Manager and certain affiliated persons and entities of the Manager for liabilities incurred in connection with the affairs of the Company. Such liabilities may be material and have an adverse effect on the Preferred Returns to Class A Members, or total returns to the Class A and Class B Members. The indemnification obligation of the Company will be payable from the assets of the Company, and Investors may be required to return certain amounts distributed to them to satisfy the indemnity obligations of the Company.

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Tax Risks

General tax considerations.

As with any investment that generates income and/or loss and distributes cash, an investment has federal income tax risks. The significant tax risks are discussed in greater detail later in this Offering Circular. All Investors are encouraged to review the tax risk section with competent tax counsel.

Investors should understand the role of the Company and the United States Internal Revenue Service (“IRS”) concerning the tax issues involved in any investment in the Company. The IRS may do any of the following:

•	Review the federal income taxation rules involving the Company and any investment in it, and issue revised interpretations of established concepts.
•

Scrutinize the proper application of tax laws to the Company, including a comprehensive audit of the Company at any time. The Company does not expect to fall under the reporting requirements for tax shelters, as the Company does not have the avoidance or evasion of Federal income tax as a significant purpose. If the Company borrows significant sums and incurs significant losses, however, the Company may be required to notify the IRS of its status as a tax shelter. The effect of such action is generally unknown, but could result in increased IRS scrutiny of the Company’s taxes.

The Company will:

•	Retain an accounting firm to annually prepare a financial statement on the Company’s behalf. At the discretion of the Manager, the Manager may at any time change accounting firms; and
•	Not apply to the IRS for any ruling concerning the establishment or operation of the Company.

AN INVESTMENT IN THE SHARES WILL RESULT IN TAX CONSEQUENCES TO THE INVESTOR. THUS, EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR, ATTORNEY, FINANCIAL ADVISOR, BUSINESS ADVISOR, AND ACCOUNTING ADVISOR AS TO LEGAL, BUSINESS, TAX, ACCOUNTING AND RELATED MATTERS, IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY, AND ANY AND ALL TAX RAMIFICATIONS, AND ITS SUITABILITY FOR THE INVESTOR FROM A TAX AND PLANNING STANDPOINT.

This Offering Circular and any subscription materials provided by the Company do not constitute tax advice, and are not intended to substitute for tax planning.

The various tax issues, for both US and non-US investors, are beyond the scope of this Offering Circular and any subscription materials provided by the Company.

Nothing contained in this Offering Circular or any subscription or other materials should be construed as legal, financial, business, tax or accounting advice.

Nothing in this Offering Circular or any subscription or other materials should be relied upon for the maintenance of books and records for any tax, accounting, legal, or other procedure.

Neither the Company nor any Manager thereof has any indemnification obligation to any Member or Investor as a result of any tax due as a result of an investment in the Company.

Investors may be subject to state and local taxes and filings.

Even if you would not otherwise be subject to tax in certain states, you may be required to file tax returns in states where we invest. Certain jurisdictions may collect taxes through withholding at the company level or at the investment level and any amounts so withheld that are allocable to your investment may be treated as a distribution to you. It is expected that income and gain we earn will subject you to tax and filing requirements in an unknown number of jurisdictions. We urge you to consult your tax advisor regarding the applicability of state and local taxes to, and additional filing requirements associated with, an investment in the Company.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR, ATTORNEY, FINANCIAL ADVISOR, BUSINESS ADVISOR, AND ACCOUNTING ADVISOR AS TO LEGAL, BUSINESS, TAX, ACCOUNTING AND RELATED MATTERS, IN ORDER TO PROPERLY RECORD AND ACCOUNT FOR THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX CONSEQUENCE (AND OTHER TAX CONSEQUENCES) OF AN INVESTMENT IN THE COMPANY, AND ANY AND ALL TAX REPORTING, FILINGS AND PROCEDURES REQUIRED AS A RESULT OF THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

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HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 2,500,000 shares of our Class A membership interest at a price of $4.00 per share, in a self-underwritten, best-efforts public offering for gross proceeds of $10,000,000. We are not requiring ourselves to sell any aggregate minimum number of shares before we sell any shares; provided each subscriber to purchase our shares must purchase not less than 100 shares for a total minimum investment amount of $400. Our Manager and executive officers will offer and sell our shares and will not receive any commission or other compensation related to these activities. The offering will terminate one year from the date of this Offering Circular, unless earlier terminated as set forth herein. You have no assurance we will be able sell any or all of the shares.

Persons who decide to purchase our shares of Class A membership interest will be required to complete a subscription agreement (attached at the end of this Offering Circular) and submit it, together with funds for the subscription price, as set forth in the “PLAN OF DISTRIBUTION” in this Offering Circular. We reserve the right to reject subscriptions for any reason. In the event we reject any subscription the associated funds will be promptly refunded to the subscriber without interest, offset or deduction.

DESCRIPTION OF OUR BUSINESS

Our corporate history

Amazon Gold, LLC was incorporated in Delaware on December 7, 2020, for the purpose of funding arbitrage activities as more particularly described in the Overview of our Business below.

The address of our executive offices is 9001 E San Victor Drive, Unit 1002, Scottsdale, Arizona 85258, and our telephone number is (480) 220-7633.

Overview of our business

Overview

Amazon Gold, LLC was organized as a Delaware limited liability company in December 2020 pursuant to filing the Certificate of Formation with the Secretary of State of Delaware.  The Company is an arbitrage operations company based in Scottsdale, Arizona, where the bookkeeping, administration, and management of the Company is headquartered and where all Company records are maintained.  All physical operations in connection with the initial arbitrage portion of the Company’s business, as more particularly discussed herein, will be conducted by a third-party Operations Servicer located in Mato Grasso, Brazil, where currently established and operating relationships with both governmental authorities, refineries, banks (who purchase the refined gold), and miners are located. The Company intends to use a portion of the net proceeds of this offering to develop and establish additional arbitrage operations in the United States and Canada (See “How We Intend to Use the Proceeds of This Offering”).These US and Canadian operations may be conducted by third-party operations servicers or the Company may establish a local presence with personnel employed by or contracted with the Company to conduct such arbitrage operations on the Company’s behalf.

Theodore (Ted) Dinges is the Manager of the Company, which is currently owned by Ted Dinges and Gary Dinges, as Class B Members (each owning 3,542,500 shares of Class B membership interest), and by Herminio Sotero and André Vienna, as Class A Members (each owning 3,542,500 shares of Class A membership interest), who are the Founders of the Company, as well as a small group of 12 investors and/or service providers who hold shares or rights to shares in the aggregate amount of 3,687,143 shares of Class A membership interest.  Messrs. Dinges are brothers who are both U.S. citizens, and Mr. Sotero and Mr. Vienna are citizens of Brazil, South America.  The Class A Members, including Mr. Sotero and Mr. Vienna, each have the right to one (1) vote per share of Class A membership interest owned, while Messrs. Dinges, as Class B Members, each have the right to ten (10) votes per each share of Class B membership interest owned.  Thus, the Class A Members, including Messrs. Sotero and Vienna, as well as all investors under this Offering, have non-controlling interests in the Company.

Objectives and Strategy

The Company’s initial strategy is to (i) effectively deploy sufficient proceeds of this Offering to fund arbitrage operations initially located in Mato Grosso, Brazil, and (ii) establish a business development program by securing an experienced Vice President of Development and sufficiently funding such business development program.  The Company’s initial arbitrage operations in Brazil are expected to provide annualized Company returns at rates sufficient to meet the Company’s objectives.  However, no assurance can be given that these objectives will be attained or that the Company’s capital will not decrease.  The Company’s objectives are intended to:

•	Provide the Class A Members with a Preferred Return of 12% per annum pro rata based on Member’s contributed but unreturned capital;
•	Provide capital to fund the Company’s establishment and expansion of arbitrage operations in the United States and Canada;
•	Provide additional Distributions to Class A and Class B Members;
•	Provide additional investment opportunities to Members; and
•	Ultimately provide Members with a full return of their Capital Contributions.

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“Preferred Return” means a preferred return equal to 12% per annum, distributed to the Class A Members pro rata based on a Class A Member’s contributed but unreturned Capital, which is due and payable by the Fund to each Member on a calendar quarterly basis, beginning with the first quarter 2022, to be distributed subsequent to the end of each applicable quarter. The Preferred Return is Non-Cumulative, meaning that the Preferred Return is not guaranteed, and any portion of the Preferred Return not paid to a Member because the Fund does not have sufficient Distributable Cash to pay the Preferred Return in a given quarter will not carry forward.

The arbitrage process the Company will employ through its contract with the Operations Servicer, which the Operations Servicer has established and refined over the past 6 years, creates a high rate of return (historically, an annual average of 18%) on the money available for purchase of gold from the miners because it can be “turned” as many as four (4) times per month.  Based on the net of (i) the difference between the cost paid by the Company for unrefined gold and the proceeds from the sale by the Company of refined gold (averaging 9-11%) and (ii) the costs associated with the process (all of which are calculated into the margin for purchasing gold from the miners and average 7-8%), each transaction “nets” approximately 1-2% which, if “turned” 4 times in a month, would result in a monthly return of approximately 4-5%.  Additionally, there are significantly more miners with raw gold for sale than the Operations Servicer can accommodate due to its limited financial resources, and there is currently no significant competition in the area for the purchase of raw gold from the miners. Based on the successful track record of the arbitrage process conducted by the Operations Servicer for the past 6 years, the high demand for services, and the lack of competition in the region (as all such operations must be conducted by registered and licensed companies), the Company believes that arbitrage operations conducted in this manner utilizing 75-80% of the net proceeds of this Offering will be, at a minimum, sufficient to generate the Preferred Return.

However, an investment in the Fund is inherently speculative and there can be no promise or guarantee that the Fund will be able to achieve its objectives or that the Fund will not experience losses, which could be substantial. See “Risk Factors” for more detail about just some of the risks attendant to an investment in the Fund.

The remaining 20-25% of the net proceeds will be primarily deployed to fund the Company’s business development (see “How We Plan to Use Proceeds from the Sale”), with a small portion set aside as a contingency fund.  This Offering is being conducted on a best efforts basis and, while the arbitrage operations are self-sustaining (i.e., more money will never be spent on arbitrage purchasing, taxes, and fees than is aggregately 99% of the field assayed weight multiplied by the agreed upon sale price – see additional details and example below) and are expected to generate sufficient income to meet the Preferred Returns requirements, the additional business development funds are necessary to expand the operations into our intended additional markets.  Based on our estimates of staffing and administration needs to effectively fund and deploy our business development strategy, we believe that total investment capital in the amount of $1.5 million to $2 million dollars will be sufficient to meet our arbitrage, Preferred Returns, and business development objectives for at least the next 12 months.

Plan of Operation

The Company will initially enter into an Operations Services Agreement with Torio Mining Participações LTDA pursuant to which Torio will provide arbitrage services for a service fee equal to 0.125% per each Bank Transaction Purchase Price (“Service Fee”).  “Bank Transaction Purchase Price” means the total purchase price paid by the Final Product Purchaser (Banco Paulista or any other licensed, qualified and authorized financial institution) for each sale transaction of the Final Product (assayed and certificated gold refined to 100% purity per internationally accepted gold standards) made based on a given Daily Negotiated Price, which is the negotiated price agreed upon with the Bank for the purchase.  Each Service Fee will be charged based on the respective Bank Transaction Purchase Price.

It is intended that 75-80% of the net proceeds of this Offering will be used to fund the arbitrage transactions, initially to be conducted in Brazil., made on behalf of the Company pursuant to the Operations Services Agreement. A copy of the Operations Services Agreement has been provided as an Exhibit to this Offering Circular.

For example:

•	The Company receives initial investments in the aggregate sum of $600,000, the net proceeds of which are $510,000[1].
•	After deduction of amounts allocated to Business Development and Contingency (25% aggregated), $382,500 is available for arbitrage operations.
•	The Company wires $382,500 to the Company’s “Amazon Operations Account” in Brazil (that constitutes one “Arbitrage Funding Lot”).
•	Torio negotiates the Daily Negotiated Price with the Bank and emails the Daily Negotiated Price to the Company for approval by Ted or Gary Dinges.
•

Torio uses up to $382,500 to fund arbitrage transactions per the normal operating standards and as set forth in the Operations Services Agreement, purchasing raw gold from the miners at a negotiated price that is first discounted at an agreed upon rate (generally 9-10%) of the Daily Negotiated Price, and then a further discount is applied based on the purity of the raw product as determined by a “Field Assay” (based upon a formula established by Archimedes and globally accepted in the industry). (See “The Arbitrage Process” below for more detailed description of the process.)

•

This discounted price is sufficient to cover all costs associated with the transactions funded with that Arbitrage Funding Lot, including payment of all taxes, transportation fees, and fees for the refinement process (collectively, “Transaction Costs”), collectively averaging 7-8%, resulting in a net profit.

•

The Bank (Final Product Purchaser) calculates the Final Purchase Price based on the Final Assayed weight multiplied by the Daily Negotiated Price for that lot, pays all CFEM (mining) taxes due on the transaction from the Final Purchase Price, then wires the net proceeds of the transaction to the Amazon Operations Account.

•	The net proceeds remain in the Amazon Operations Account, to be utilized for arbitrage operations, until withdrawn by the Manager for transfer to the Company’s primary operating account.
•	and to generate returns and fund distributions to the Members of the Company pursuant to the terms of this Offering Circular and the Operating Agreement of the Company.
•

The process is continually repeated, using available funds in the Amazon Operations Account.  In this manner, each Arbitrage Funding Lot can be utilized or “turned” as many as four or five times each month, thus the same funding lots can generate multiple profit lots.

________

1The Offering Costs are initially a higher percentage of the invested funds, which percentage decreases as investments increase. It is estimated that Offering Costs, at full subscription to the Offering, will be approximately $240,000 or 2.4% of the Maximum Offering Amount of $10,000,000.

The Company will withdraw funds from the Amazon Operations Account at such times as the Manager, in his sole discretion, deems it necessary or advisable to meet the Company’s financial obligations including, but not limited to, payment of fees and expenses, paying Preferred Returns, furthering business development, paying Company business expenses (i.e., employee and other administrative expenses), and making other distributions to Members.

With the Company’s firm establishment and expansion of arbitrage operations in the United States and Canada, in addition to funds received from investors, profits from the Company’s initial arbitrage operations may be reinvested in US arbitrage activities.  Looking forward, the Company also intends to further expand its arbitrage financing activities to include additional global collaborations as opportunities and funding permit.

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Origin of the Company

Gary Dinges has long held an interest in the mining industry and, over the years, has made contacts both in the United States and abroad with whom he has discussed venturing into the world of mining.  As Gary’s knowledge, interest and contacts grew, his brother, Ted Dinges, joined Gary in his exploration into the business of mining precious metals.

In 2015, Ted and Gary Dinges joined Mr. Vienna in forming a Brazilian company, Torio Mining Participações LTDA, for the purpose of acquiring and developing mining interests in the State of Mato Grosso in Brazil.  Through Torio’s contacts with the Brazilian Board of Trade (BM&F), Torio was introduced to several nascent mining opportunities and acquired the Craton complex (consisting of 3 mine sites), mineral rights on approximately 50,000 acres of land (with 51 known mine sites) and ownership of the Red Joe mine (a large operating mine).  The 51 known mine sites are small nascent mines operated by local miners.  Although Torio will continue mining operations, it will continue to conduct and provide arbitrage services, as well.

A view of the Red Joe mine (main pit) and surrounding Craton complex can be seen in the picture above.
Areas A-D are leased out to smaller producers.

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The mines and land are in the “gold belt” region of Brazil in the state of Mato Grosso. More specifically, they are located in the northern central section in, and around, “North Terra Nova” (Terra Nova do Norte).

https://www.mapsofworld.com/brazil/state/mato-grosso/

In April 2015, after successfully demonstrating legal and ethical business practices, Torio was approached by local government officials in Mato Grosso who asked Torio to create an arbitrage-based infrastructure whereby the miners would have a consistent, legal and more profitable means to sell their gold. Previously, the only market for the small and artisanal miners to sell their gold was the “black” market or local vendors who would often take advantage of these miners as they would barter for their supplies (such as diesel fuel and food) or sell in the open market. The government of Mato Grosso believed that Torio could provide a service that would provide not only a fair price for the small and local miners and relief from the disreputable practices of the “black” market, but also provide a reasonable profit for Torio and appropriate tax revenues for the government. Thus, Torio’s arbitrage business was born – a steady, reliable fair market for the local miners. To service the miners leasing acreage from Torio, and artisanal miners from surrounding locations, a PCO (trading office) was established at the main pit site for arbitrage purposes. For miners in other locations, three additional PCOs were established. All locations are registered with the Central Bank of Brazil and licensed by the National Department of Mineral Production (DNPM). Additionally, all mines and miners who wish to sell through the PCOs are required to register with the Central Bank of Brazil and the DNPM. However, with the majority of Torio’s funding and efforts dedicated to mining operations, and the ever-increasing number of small and local miners seeking to sell their gold to a reputable buyer who would treat them fairly, by 2020, Torio’s arbitrage business had become limited by the amount of funds available to buy gold from the miners, while the number of miners continued to grow such that, at the present time, Torio can only service a fraction of the miners.

In 2020, Ted and Gary Dinges proposed forming a Company that would generate returns for investors and provide the additional financing needed to firmly establish arbitrage operations in the United States and Canada by funding arbitrage operations with the increasing numbers of small local miners in Mato Grosso, Brazil and, in December 2020, Amazon Gold, LLC was founded for this purpose.  However, the Company will not be conducting any business or operations directly in Brazil, and will not be conducting any purchases or sales of gold or other precious metals in Brazil.

The Company will contract with Torio, as a third-party contractor, to provide the service of conducting arbitrage operations for the Company, for a small percentage fee, using the same arbitrage process that has been successful for Torio to date.  Every week, Torio purchases the gold production of some of the miners at a discount of 9-10% to the Index/Spot worldwide price of gold (to fulfill taxes, transportation fees, refinement process charges and produce a profit), based upon the Field-assay performed by Torio to determine the concentration and weight, which gold will then be sold to the Bank once it has been refined.  (See more about this process below.)  This simultaneous buy/sell model effectively insulates Torio from price fluctuations and maintains a consistent profit percentage by coordinating with the Bank the price to be paid to the Company when the gold is delivered to the refinery for final refinement, much of the risk is eliminated.  The only substantial risk is that the price paid to the miners (approximately 89-90% of the Index/Spot price) ends up exceeding the price the Bank pays to the Company (the Index/Spot price on the date the miners send us the un-assayed, un-tested gold). In other words, the only real risk is that Torio’s measuring and weighing devices miscalculate how much gold is in a miner’s volume and ends up over-estimating how much gold a miner has in a particular load, and thus the Company overpays the miner for that load.  This, however, has not happened in the six (6) years that Torio has been conducting its arbitrage business.

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The Company’s Operations Services Agreement with Torio, as a service provider, benefits from Torio’s experience and established connections, which offers a number of competitive advantages that include:

•	The remoteness of the business is a deterrent to competitors.
•	The harshness of living in the Amazon is a deterrent.
•	Mineral rights are not readily available.
•	Contracts with transportation companies are costly and not readily available.
•	Contracts with refineries are costly and not readily available.
•	Contracts with miners are only available to owners of the mineral rights.
•	Torio currently holds mineral rights, contracts with transportation companies and refineries, and all licenses and permits required to conduct arbitrage operations.

The Arbitrage Process

The arbitrage process is as follows:

1.

The Bank is the customer.  BEFORE Torio buys the gold, it negotiates and agrees upon the Daily Negotiated Price per kilogram of gold (based on the worldwide Index/Spot price per ounce of gold) with the Bank.  Torio then pays the miners a discounted price for their unrefined gold (90%-91% of the Daily Negotiated Price as further discounted based on the purity percentage of the unrefined gold AND the Bank agrees to pay the Company the full Daily Negotiated Price for the DATE OF PURCHASE for the gold that Torio bought on that date from the miners.

2.

The miners bring to Torio their weekly production, where it is weighed and then formed into gold bars to eliminate the majority of impurities.  However, some impurities remain that can only be filtered out through an intensive refinement process conducted by a Federally approved refinery.  Torio determines the concentration and the weight of the gold bar by a process of heating the sample and weighing it with equipment designed for this purpose (“Field Assay”, see below for a description of the Field Assay process) and owned and maintained by Torio.   Typically, Torio’s Field Assay slightly underestimates the amount of gold actually in the load, and thus, in the 6 years that Torio has conducted arbitrage operations, they have never paid the miners more than what the Final Assay determined to be in the load in terms of weight and purity of the gold.  This is the highest point of risk in the arbitrage business.  Torio could over-estimate the gold that the miner/sellers have produced, thereby paying them more than is received from the Bank upon final Assay.

3.

Upon completion of the Field Assay report, Torio applies the previously agreed-upon discount to the Daily Negotiated Price for the gold, as well as the purity discount,  and the amount owed the miner is wired to the miner’s bank account.

4.

The Field Assayed gold is then picked up by Brinks (an insured carrier who maintains locations and vaults in the same locations as the PCOs) and stored in their vault until sufficient quantity has accumulated for delivery to the refinery for the Final Assay.

5.	Upon final refinement to “100% pure”, the gold is stored in a Bank vault or Board of Trade vault and the refinery issues the Final Assay report to the Bank.
6.

Upon receipt of the Final Assay report, the Bank wires the purchase money equal to the kilograms they purchase multiplied by the Daily Negotiated Price (the total Bank Transaction Purchase Price), less applicable mining (CFEM) taxes, to the Company’s Amazon Operations Account designated by Torio.

7.	Torio is then ready to repeat the process for additional purchases.
8.	Torio provides Weekly Summaries of all transactions to the Company for review.
9.

At the end of each calendar month, the Operations Servicer prepares an Operations Report and emails the Company both the Operations Report and the invoices for (i) the transportation and custody fees (invoiced weekly by Brinks), (ii) the refinery costs (invoiced monthly by Marsam), (iii) the monthly Service Fee calculated as set forth in the Operations Services Agreement, and (iv) all other documentation required by the Operations Services Agreement, for the Company’s review and approval.

10.	When approved by the Company remits payment of the Torio invoice and the Operations Servicer coordinates payment of the Brinks and Marsam invoices.

This process creates a high rate of return on the money available for purchase of gold from the miners because it can be “turned” as many as four (4) times per month.  Based on the net of (i) the difference between the cost paid by the Company for unrefined gold and the proceeds from the sale by the Company of refined gold (averaging 9-11%) and (ii) the costs associated with the process (all of which are calculated into the margin for purchasing gold from the miners and average7-8%), each transaction “nets” approximately 1-2% which, if “turned” 4 times in a month, would result in a monthly return of approximately 4-5%.

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Field Assay Process

While refined gold, once processed, is issued a “Final Assay” report by the refinery, Torio performs an assay “in the field” – hence a “Field Assay” – to determine the approximate weight and purity of the miners’ raw, unrefined gold. Torio uses a four-step, water-displacement method for this assay.

1.	Physical gold is brought to the PCO for sale and is weighed
2.	The gold is melted and cast into bullion, which removes initial impurities and prepares the gold for purity testing
3.	The bullion is weighed “dry” (GD)
4.	The bullion is weighed “wet” (GW)

This method utilizes the formula:

Given the above example, the purity of this sample is:

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HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

The net proceeds to the Company from the sale of the Shares will be equal to the aggregate purchase price of the Shares we sell less our offering expenses. If we sell the maximum offering amount, which is $10,000,000, the net proceeds will be approximately $9,760,000.00, after deducting estimated expenses for the preparation, filing, printing, legal, accounting and other fees and expenses related to the offering of approximately $240,000.00. The Company intends to use the net proceeds from this offering to (i) conduct arbitrage operations in Brazil through its third-party Operations Servicer, Torio, pursuant to an Operations Services Agreement between the Company and Torio, (ii) secure an experienced Vice President of Business Development to identify, pursue and develop arbitrage opportunities in the United States and Canada; and (iii) fund the establishment and growth of arbitrage opportunities in the United States and Canada. Initially, the Company will not conduct arbitrage operations directly. Accordingly, the Company and its Investors must rely upon the ability of the Manager to enforce the terms of the Operations Services Agreement, and on the ability of Torio to conduct sufficient and appropriate arbitrage operations consistent with the Company’s return objectives and the Operations Services Agreement.  Arbitrage operations developed in the United States and/or Canada may be operated by a third-party operations servicer or by Company employees or contractors established locally in relation to such operations.  The Company does not intend to use net proceeds for the purpose of repurchasing equity interests in the Company. Additionally, the proceeds will not be used to compensate the Manager or Officers for their services.

The purposes to which we intend to apply the proceeds are set forth in the following table. The columns in the table indicate the level of proceeds applied to the individual line items in the table based on the percentage of the total offering that we sell.

Use of Proceeds:	10%	50%	100%
Capital Raised	$1,000,000	$5,000,000	$10,000,000
Less: Offering Costs	180,000	200,000	240,000
Net Offering Proceeds	$820,000	$4,800,000	$9,760,000
Arbitrage Funding	553,500	3,240,000	7,027,200
Arbitrage Fees	61,500	360,000	780,800
Business Development[1]	164,000	960,000	1,464,000
Contingency[2]	41,000	240,000	488,000
Total Use of Net Offering Proceeds	$820,000	$4,800,000	$9,760,000

__________

1The Company’s Business Development program includes, but is not limited to, hiring a Vice President of Business Development and one or more additional professionals experienced in both the mining industry and the arbitrage process, as well as providing the Business Development team with the resources and staff required to develop and firmly establish the Company in the industry in the United States and Canada.

2 The contingency is intended, as good general business practice, to provide additional funds, as needed, to provide for unexpected and/or supplement additional funding needs.

The Company does not currently compensate its founders, Manager, officers and/or their affiliates, and currently has no verbal or contractual obligation to any founders, Manager, officers and/or their affiliates to provide such compensation. The Company may decide to compensate its Manager and/or officers in the future, but does not intend to compensate its founders, for acting in such capacities. Any compensation and/or benefits provided to a founder, Manager, officer and/or any of their affiliates, acting in any capacity other than as a founder, will be at market rates for such services.

The Company intends to establish a modest contingency from the proceeds, with the remainder to be dedicated to arbitrage funding and expenses and to Business Development in the United States and Canada.  All other overhead costs for the Company will be paid from the existing capital and, subsequent to the offering and commencement of arbitrage transactions, from net profits and, when necessary, from the contingency.

The Manager of the Company reserves the right to reallocate the use of net proceeds, if, in his judgment, such reallocation will best serve the Company’s needs in meeting changes, challenges, developments, and unforeseen delays and/or difficulties. Pending use, the net proceeds will be held in a federally insured banking association, money market account, treasury bills, and similar short term, liquid investments with substantial safety of principal.

Litigation

We are not engaged in any litigation at the date of this Offering Circular. We may be engaged in litigation from time to time in the normal course of business.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our Class A membership interest is qualified in its entirety by reference to our Certificate of Formation, our Operating Agreement, and Delaware limited liability company law. As a limited liability company, there is no legal limit as to the number of shares of Class A membership interest we may issue. At the date of this Offering Circular, we have 7,085,000 shares of Class A membership interest issued and outstanding.

Holders of our Class A membership interest:

•	have one vote per share on election of the Manager and other matters submitted to a vote of Members;
•

have equal rights with all holders of issued and outstanding Class A membership interest to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the Manager;

•

are entitled to share equally with all holders of issued and outstanding Class A membership interest in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights; and
•	do not have cumulative voting rights.

All shares of our membership interest outstanding, regardless of the number, including shares we sell pursuant to this Offering Circular, have a right to vote for the election of the Manager and on any other matter subject to Member approval. The Class B membership interest has the right to vote ten (10) votes per share for a current aggregate of 70,850,000 votes. Holders of Class A membership interest and the holders of Class B membership interest vote together as a single group on all matters subject to Member approval. For illustration, based on 7,085,000 shares of Class A membership interest issued and outstanding at the date of this Offering Circular, the Class A membership interest has an aggregate of 7,085,000 votes (one vote per share) and the Class B membership interest has an aggregate of 70,850,000 votes (ten votes per share). Accordingly, holders of Class A membership interest, regardless of the number of issued and outstanding shares upon completion of this offering, will not constitute a majority of all votes available to be cast and will not be able to elect any Manager or approve or effectively oppose any actions or transactions requiring Member approval. There are no restrictions on the repurchase or redemption of shares of Class B membership interest of the Company by the issuer while there is any arrearage in the payment of dividends or sinking fund installments.

Our transfer agent is Colonial Stock Transfer Co, Inc., whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, whose phone number is (801) 355-5740, and whose web address is www.colonialstock.com.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of shares Class A membership interest sold in this offering will exceed the pro forma net tangible book value per share of Class A membership interest after the offering.

Because the financial characteristics of both the Class A membership interest and the Class B membership interest in the Company are identical, for purposes of determining per share cost and dilution, the number of shares used in the calculations includes the aggregate number of shares of Class A membership interest and Class B membership interest issued and outstanding. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 14% of the total shares of both Class A membership interest and Class B membership interest outstanding and issued in the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of shares of Class A membership interest, Class B membership interest, other shares of membership interest, or securities or debt convertible into shares of membership interest. Such future fundraising will further dilute the percentage ownership of the Shares sold by the Company.

If you invest in our Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share of our shares and the pro forma net tangible book value per share of our shares after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $48,842.00, consisting entirely of investor funds. Since the Company has not yet begun funding arbitrage operations, it has not generated any revenue to date. Based on the number of shares issued and outstanding as of the date of this Offering Circular, which equates to a net tangible book value of approximately $0.00318 per Share on a pro forma basis. Net tangible book value per share consists of Members’ equity adjusted for the retained earnings (deficit), divided by the total number of shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be approximately $0.54930 per share.

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Thus, if the Offering is fully subscribed, the net tangible book value per share owned by our current members will have immediately increased by approximately $0.54611 without any additional investment on their part and the net tangible book value per Share for new investors in the Shares will be immediately diluted to $0.54930 per Share.

	100%	50%	10%
Net Tangible Assets	$10,048,842.00	$5,048,842.00	$1,048,842.00
Offering Expenses	$240,000.00	$200,000.00	$180,000.00
Net Tangible	$9,808,842.00	$4,848,842.00	$868,842.00
New Shares	2,500,000	1,250,000	250,000
Total Shares	17,857,143	16,607,143	15,607,143
Previous Book Value per Share before offering	$0.00318	$0.00318	$0.00318
Book Value per Share	$0.54930	$0.29197	$0.05567
Increase to Existing Members	$0.54611	$0.28879	$0.05249
Price per Share Paid by Investors	$4.00	$4.00	$4.00
Change in Value to Investor per Share	$-3.45070	$-3.70803	$-3.94433
Percentage Dilution	86.27%	92.70%	98.61%
Percentage of Outstanding Shares	14.00%	7.53%	1.60%

PLAN OF DISTRIBUTION

Plan of Distribution

Amazon Gold, LLC is offering a maximum of 2,500,000 shares of Class A membership interest on a “best efforts” basis.

The cash price per share of Class A membership interest is $4.00 per share.

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by Amazon Gold, LLC in its sole discretion.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this offering, the company expects to hold closings on at least a monthly basis.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; provided, however, investors may only purchase a minimum of 100 shares for a total minimum dollar amount of $400 USD. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Members

No securities are being sold for the account of security holders; all net proceeds of this offering will go to Amazon Gold, LLC

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The Online Platform

The company will pay FundAthena, Inc., DBA Manhattan Street Capital (“Manhattan Street Capital” or “MSC” as applicable) for its services in hosting the Offering of the shares on its online platform.

Further, Amazon Gold, LLC has entered into an Engagement Agreement with MSC (the “Engagement Agreement”), which includes consulting services and technology services. Amazon Gold, LLC, or the company as applicable, will pay MSC the following:

•	A project management retainer fee of $3,000 USD paid monthly in advance for a 9-month period from the Effective Date.

•	A listing fee of $1,500 USD per month while the offering is live for investment or reservations, including TestTheWaters™.

•	A technology admin and service fee of $25.00 USD per investment in the offering.

•

Shares of Class A membership interest in an aggregate amount equal to two percent (2%) of the fully liquidated interest in the Company assuming all 2,500,000 of the shares of Class A membership interest offered hereunder are sold.

All fees are due to MSC regardless of whether investors are rejected or the success of the Offering. In addition, there may also be hourly and/or other fees for compliance, processing, custodial, support, and/or administrative services.

Manhattan Street Capital does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the www.manhattanstreetcapital.com website.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the company will accept tenders of funds to purchase whole shares and fractional shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the Offering is open for investment. We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing.” The funds tendered by potential investors will be held by our escrow agent, Prime Trust, LLC (the “Escrow Agent”) and will be transferred to us at each Closing.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Additionally, the subscription agreement contains the following provision regarding jurisdiction in connection with claims and actions:

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EXCEPT FOR MATTERS OR ACTIONS ARISING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OF 1934, SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND AGREE THAT ANY ACTION OR PROCEEDING RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH DELAWARE COURTS. SUBSCRIBER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT.  EACH OF SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 7 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

If you decide to subscribe for the shares of Class A membership interest in this Offering, you should complete the following steps:

1.	Go to www.manhattanstreetcapital.com/AMAZONGOLD;
2.	Click on the “Invest Now” button;
3.	Complete the online investment form;
4.	Deliver funds directly by check, wire, debit card, credit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt;
5.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
6.	Once AML is verified, investor will electronically receive, review, execute and deliver a Subscription Agreement.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor and the investor’s funds will be available for release from escrow to the Company. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Escrow Agent

The company will engage PrimeTrust LLC, as the Escrow Agent for this offering (“Escrow Agent”). The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed, or passed upon the merits of purchasing the securities.

The company has agreed to pay the Escrow Agent:

•	$350 Escrow account setup fee
•	$30 per month escrow account fee for so long as the Offering is being conducted
•	$600 Technology Platform setup fee
•	$300 per month Technology Platform license fee
•	Transaction fee of $15.00 per investor
•	ACH processing fee of $2.00 per transaction
•	Wire processing fee of $15.00 per transaction (domestic)
•	Check processing of $5.00 per transaction
•	Cash management fee of 0.5% of funds processed (up to a maximum of $8,000)

Transfer Agent

The company has also engaged Colonial Stock Transfer Co., Inc., a registered transfer agent with the SEC, who will serve as transfer agent to maintain Member information on a book-entry basis. The company estimates the aggregate fee due to for the above services to be $2,000 annually.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Amazon Gold, LLC was formed as a limited liability company under the laws of the State of Delaware on December 7, 2020, for the purpose of financing developed global arbitrage opportunities in natural resources and precious metals.  Although we are a newly formed company, from the outset, we will be contracting a licensed and established Operations Servicer that has developed a consistent and reliable arbitrage operation in Mato Grosso, Brazil, that has been producing successful returns for the past six years.

We are a pre-revenue company with a limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As operations have not yet begun, we have not generated any revenues since inception, and we are not currently profitable and may never become profitable.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required. The company does not currently generate any cash on its own.

Results of operations

To date, we have not generated any revenues from our planned operations. We anticipate that operating expenses will remain proportional in connection with the continued conduct of our business operations.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities. The company has self-financed its activities to date. These factors raise substantial doubt about our ability to continue as a going concern. Our future expenditures and capital requirements will depend on numerous factors, including the success of this offering and the ability to execute our business plan. We may encounter difficulty sourcing future financing. Currently, we do not have short-term liquidity and cannot predict long term liquidity.

Operating Activities

During the 3-week period from formation on December 7, 2020, through December 31, 2020, the Company existed solely “on paper” and did not have any operations or corresponding cash flows related to operating, investing or financing activities.

Since the Company is newly formed, there are no operational results to date. However, for the 6-month period from January 1 through June 30, 2021, the Company received $65,000 in capitalization and financing and used $20,158 to pay for startup activities and syndication expenses related to the capital raise filing. Our current general and administrative expenses are reflected in our statement of operations. These amounts for the periods reported are not necessarily indicative of general and administrative expenses in future periods.

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Capitalization and Financing Activities

The Company has received $4,000 in cash contributions from the founders, and has received $65,000 in cash from seed investors in exchange for deferred equity .

Additionally, the Company has agreed to issue shares of and/or warrants to purchase shares of Class A membership interest in exchange for significant discounts for certain professional services:

•	$105,000 (70%) discount in certain Promoter Fees in exchange for 357,143 shares of Class A membership interest
•	$50,000 discount in Legal Fees in exchange for warrants to purchase 180,000 shares of Class A membership interest.

Trend Information

Because the Company is still in the startup phase and has not yet commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our current business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

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OUR MANAGEMENT

The Manager of the Company is Theodore Dinges. The Officers of the Company are Theodore Dinges and Gary Dinges. The Company does not have any employees at this time.

Name	Position	Age	Term of Office
Theodore Dinges	Manager and President	78	N/A
Gary Dinges	Vice President and Principal Accounting Officer	81	N/A

Theodore Dinges

Theodore “Ted” Dinges co-founded Amazon Gold, LLC in December 2020, and is the sole Manager and President of the Company.  In 2012, along with his brother Gary and two Brazilian partners, Ted co-founded Torio Mining Participações LTDA to take advantage of the growing need to develop the gold mining business in the State of Mato Grosso, Brazil.  In 2015, at the request of the local government in Mato Grosso, Torio Mining Participações LTDA also began purchasing the weekly gold production of the local nascent miners to provide for them a reliable purchasing outlet, which has been developed into a very profitable arbitrage business leading to the formation of Amazon Gold, LLC.  Ted and Gary Dinges remain non-controlling partners in Torio Mining Participações LTDA.

Ted’s adventurous and entrepreneurial spirit guided him through a long and successful career as a businessman, spanning more than 50 years. Following his graduation from college, he began a management training program with International Harvester, moving rapidly through the company to become the manager of a large retail store. After 10 years with the company, Ted purchased his own retail outlet and became a franchised dealer, building it to one of the larger retail stores in the United States in just 6 years, and then selling it to take advantage of other opportunities.

After opening and building a commodities brokerage business in the Midwest to serve the hedging needs of local farmers and ranchers, Ted sold it to move to the Southwest, settling in Arizona, where he entered the commercial insurance business for Kaufman and Kaufman Insurance, a Utah based company specializing in over-the-road trucking companies. In 2006, Ted left the insurance industry to found a medical supply rental business which he continued to operate until 2016, by which time Torio was proving to be a very successful business.

Ted continues to reside in Scottsdale, Arizona.

Gary Dinges

Gary Dinges, the elder brother of Ted Dinges, is a co-founder and the Vice President and Principal Accounting Officer of Amazon Gold, LLC.

After serving in the National Guard and earning his law degree from Washburn University Law School in Topeka, Kansas, Gary was admitted to the Kansas Bar Association, where he practiced law for 31 years and remains registered as an inactive member. Gary’s practice was primarily centered around business and real estate matters, with an emphasis on real estate acquisitions and development, including a 640-acre planned subdivision community with high-end amenities for recreation and socializing available through the community’s private club, including golf, tennis, swimming, handball, nightly entertainment, and chef-prepared menus.

Following his successful legal career, Gary and his wife (now of 56 years) relocated to the Oregon coast, where Gary further pursued his interest in real estate development for more than 20 years.  It was during this time that Gary’s interest in the gold mining industry, along with that of his brother, Ted, led them to form the Brazilian company, Torio Mining Participações LTDA, with Mr. Vienna, the success of which ultimately led to the formation of Amazon Gold, LLC.

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Compensation of Manager and Executive Officers

Information about the annual compensation we have paid to our Manager and executive officers since our formation on December 7, 2020, is set forth in the following table:

Name/Position(s)	Cash Compensation	Other Compensation	Total Compensation
Theodore Dinges Manager and President	None	None	None
Gary Dinges Vice President and Principal Accounting Officer	None	None	None

Management Fees

The Company does not have any employees or directors at this time. The Manager is responsible for the overall management and direction of the Company, with the assistance of its Officers. Currently, neither the Manager nor the Officers receive compensation for their services to the Company.

At this time, we do not compensate our Management; however, we may consider doing so in the future.

Employment Contracts

We do not have employment contracts with our Manager or executive officers. The Company intends to hire an experienced Vice President of Business Development and may consider entering into employment agreements with additional personnel in the future.

Company Expenses

The Company will be responsible for all of its operating expenses including, without limitation, (i) all costs and expenses incurred in connection with evaluating and negotiating all Service Agreements between the Operations Servicer and the Company (including, without limitation, any due diligence, travel, legal and accounting expenses, and other fees and out-of-pocket costs related thereto); (ii) all costs and expenses incurred (including, without limitation, any due diligence, travel, legal and accounting expenses, and other fees and out-of-pocket costs related thereto) in connection with bookkeeping, recordkeeping/auditing, and compliance oversight/auditing for all transactions and services performed by the Operations Servicer for the Company pursuant to the Operations Services Agreement; (iii) taxes of the Company (payment of taxes levied by the authorities in Brazil in connection with the arbitrage transaction is included as part of the Service Agreement with the Operations Servicer; (iv) all costs and expenses associated with obtaining and maintaining insurance for the Company and its assets, if any; (v) all costs related to litigation (including threatened litigation) involving the Company, and indemnification expenses; (vi) expenses and fees associated with third party auditors, accountants, attorneys and tax advisors and other professionals with respect to the Company and its activities; (vii) fees incurred in connection with the maintenance of bank or custodian accounts; (viii) brokerage points and commissions, referral and finder fees, and other investment costs incurred by or on behalf of the Company and paid to third parties; (ix) all expenses incurred in connection with the registration of the Company’s securities under applicable securities laws or regulations; (x) all expenses associated with the borrowing of funds and procurement of lines of credit, if any; (xi) all expenses of liquidating the Company or its investments; and (xii) other general ordinary Company administration and overhead expenses.

Investment by the Principals

The Manager and the Officers collectively own 100% of the shares of Class B membership interest in the Company, currently representing an aggregate 50% of the outstanding and issued Membership Interest in the Company.

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Fiduciary Duties of the Manager and Officers

Duties owed the Company by the Manager and Officers are prescribed by law and our Operating Agreement (“Operating Agreement”). The Act provides that Delaware limited liability companies may, in their Operating Agreements, limit or eliminate any and all liabilities for breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement.

The Operating Agreement provides that the Manager, Officers, or their affiliates, or any director, manager, officer, agent, employee, or owner of the Manager, or its affiliates (“Covered Parties”) will not be liable to the Company for losses resulting from errors in judgment or other acts or omissions unless the Manager and/or Officers acted fraudulently or in bad faith.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

The Operating Agreement provides that the Manager is not required to manage the Company as its sole and exclusive function, nor are the Officers required to restrict their business activities solely to those of the Company. The Manager and Officers may have other business interests and may engage in activities other than those relating to the Company. The pursuit of such ventures by the Manager, Officers and/or their affiliates, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a violation of any fiduciary duties by the Manager.

Indemnification and Exculpation

Subject to certain limitations, our operating agreement limits the liability of our Manager, Officers, sponsors, and their affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, Officers, sponsors, and their affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, Officers, employees and agents, will not be liable to the Company. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, Officers, employees and agents, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Officers.

Insofar as the foregoing provisions permit indemnification of Managers, Officers or Persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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OWNERSHIP BY MANAGEMENT AND CERTAIN MEMBERS

The following table presents information regarding the ownership of the Company’s equity interests as of October 20, 2021, by:

•	our Manager (and President);
•	our Officers other than the President; and
•	other holders of 10% or more of the beneficial equity interests of the Company.

Beneficial ownership is generally determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address for each beneficial owner is listed below.

Name and Address	Class of Shares of Membership Interest Owned[1]	Number of Shares of Membership Interest Beneficially Owned	Percent of Ownership Prior to Offering[2]
Manager and President:
Theodore Dinges 9001 E San Victor Drive, Unit 1002 Scottsdale, AZ 85258	Class B Common	3,542,500	25%

Vice President and Principal Accounting Officer:
Gary Dinges 6050 NE Chestnut St Hillsboro, OR 97124	Class B Common	3,542,500	25%

Other holders of 10% or more of the beneficial equity interests of the Company:
Herminio Sotero Rua Indiana 1135 Apt 123 Brooklin Sao Paulo-SP-Brazil 04562-002	Class A Common	3,542,500	25%

André Vienna Rua Dr. Gentil Leite Martins, 242 – Ap 124B Jardim Prudencia Sao Paulo, - SP –Brazil 04648-001	Class A Common	3,542,500	25%

TOTAL		14,170,000	100%

___________

[1]

Class A Members are entitled to one (1) vote per Class A Share held. Class B Members are entitled to ten (10) votes per Class B Share held. Therefore, the Class A Members listed above have non-controlling interests in the Company.

[2]	Percentages are based on 7,085,000 Class A Shares and 7,085,000 Class B Shares outstanding.

Our controlling Members are set forth in the following table. These controlling Members include:

•	Our Manager and executive officers who are Members, and
•	our directors and executive officers as a group.

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We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted.

	Number		Ownership Percentage		Voting Percentage: Voting as a Group(2)
Name/Class	Before	After(1)	Before After(1)		Before After(1)
Theodore Dinges
Class B membership interest	3,542,500	3,542,500	25%19.84	%(1)	45.45%43.40	%(1)
Gary Dinges
Class B membership interest	3,542,500	3,542,500	25%19.84	%(1)	45.45%43.40	%(1)

All Directors and Officers as a group (2 persons)
Class B membership interest	14,170,000	14,170,000	50%39.68	%(1)	90.91%86.80	%(1)

(1)	Assuming one hundred percent (100%) of the 2,500,000 offered shares of Class A membership interest are sold.
(2)

On all matters submitted to the Members for a vote, the Class A membership interest and the Class B membership interest vote as a group, as follows: Each share of Class B membership has 10 votes per share, or a total of 70,850,000 votes for all 7,085,000 shares of Class B membership interest issued and outstanding. Each share of Class A membership interest has one vote per share, or a total of 7,085,000 votes for all 7,085,000 shares of Class A membership interest issued and outstanding as of the date of this offering. The Class A Members and the Class B Members vote as a single class. A Manager may be removed for Cause by Members holding, in the aggregate, 80% or more of the Ownership Interest may, by written consent or affirmative vote, and with 90 days’ notice.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than Management’s relationship to the Company as Manager, Officers, and Members, the Company has not engaged in, nor currently proposes to engage in, any transaction in which Management, any affiliates of Management, or any immediate family member of such persons, had or is to have a direct or indirect controlling interest. Ted Dinges and Gary Dinges each hold a non-controlling interest in Torio.

André Vienna, who holds more than a 10% non-controlling interest in the Company, individually owns the controlling interest in Torio Mining Participações LTDA.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with the Manager and Officers, and certain non-controlling Members. None of the agreements and arrangements between the Company and the Manager, Officers, and/or such non-controlling Members, including those relating to compensation, if any, resulted from arm’s length negotiations. In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the receipt of any Management Fee, company administration fee, and loan servicing fees by the Manager and/or Officers. The Manager and Officers are not currently paid any fees or compensation, and have not entered into any agreement or arrangement with the Company to be paid any such fees or compensation in the future. In the event the Manager and Officers will be paid a Management Fee or other such compensation, as a percentage which is based on the stated value of the Company (as determined by the Manager), such fees are intended to compensate the Manager and/or Officers for their services. Since absent the existence of a Management Fee, Members might receive a higher rate of return, the interests of the Manager and the Investors are adverse in this respect; however, the Company intends to negotiate such fees for Manager’s and/or Officers’ services on an arm’s length basis, and any such fees shall be market-based and commercially reasonable at all times.

Receipt of Other Fees by the Manager and its Affiliates

The Manager and/or its affiliates, if any, may charge reasonable, market-based processing, servicing, administration, accounting, legal, and other relevant fees in connection with services provided in connection with the business of the Company. All fees and compensation paid to the Manager and/or its affiliates shall be market-based and commercially reasonable at all times.

Competition by the Company with Other Affiliated Companies

The Manager and Officers, and their affiliates, may engage for their own accounts or for the accounts of others in other business ventures, including other public or private limited partnerships or limited liability companies. Neither the Company nor any holder of a share of membership interest issued by the Company is entitled to an interest therein.

The Manager and Officers currently hold a non-controlling ownership interest in Torio, the Operations Servicer for the Company. In addition to its other business, including conducting mining operations, Torio also conducts arbitrage activities with small local miners, which is competitive with those services performed of the Company.

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Other Investments

The Manager and Officers may have investments in other companies, funds or accounts and real estate interests sponsored by or affiliated with the Manager as well as investments in non-affiliates; however, any such investments for which the performance of and financial returns of such other investments may be at odds with those of the Company, shall be non-controlling investment interests.

Lack of Independent Legal Representation

The Manager, Officers, and Company are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this Offering also perform other services for the Manager. This representation will continue.

Manager and Officers as Member

The Manager and Officers are Class B Members of the Company and from time to time may invest additional amounts in the Company. Any further investment by the Manager and/or Officers will be with the approval of the Manager in its sole discretion, without notice or approval of the other Members. The Manager may also determine to have the Company accept its investment while rejecting the investments of others (though it does not intend to do so). As additional shares of membership interest are issued, the increase in shares may reduce the amounts the Company has available to make distributions to other Investors, as distributions will need to be distributed amongst more shares. In addition, the Manager will be eligible to have the same rights to request the Company to redeem its shares of membership interest as any other Member. Any such redemption may reduce the amount of funds available for the redemption or repayment of other Investors’ interests.

Furthermore, the interests of the Manager in its capacity as a Member may be adverse to the interests of other Members.

Indemnification

Pursuant to the Operating Agreement, the Company will indemnify its Manager, Officers, and any affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. If the Company becomes obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to Investors or invest in further Company Assets. To the extent these indemnification provisions protect the Manager, Officers, and/or affiliates, agents, or attorneys at the cost of the Investors in the Company, a conflict of interest may exist.

Other Services or Potential Compensation

The Company may engage affiliates of the Manager to perform services for and on behalf of the Company and the Company may, in connection with such services, pay to such affiliates servicing fees and other compensation as described in this Offering Circular. A service provider for the Company, including but not limited to the Operations Servicer, may receive commissions or fees from unrelated third parties for providing services or engaging in operations similar or in direct competition with those of the Company and, in such event, such service provider may have a potentially conflicting division of loyalties and responsibilities regarding the Company and the other parties.

Additional Information

Legal Matters

Certain legal matters with respect to the validity of the shares of Class A membership interest to be distributed pursuant to this Offering Circular will be passed upon for us by Wallace A. Glausi, Attorney at Law.

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Experts

We have relied on Munk Witzig CPA, PLLC as experts for audit of our financial statements.

Where You Can Find More Information

We have filed an offering statement on Form 1-A under the Securities Act with the U.S. Securities and Exchange Commission for the Class A membership interest offered by this Offering Circular. This Offering Circular does not include all of the information contained in the offering statement. You should refer to the offering statement and our exhibits for additional information. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement, or other document. Upon the qualification of our initial offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. When we complete this offering, we will also be required to file certain reports and other information with the SEC for a period of time and may continue to voluntarily file such reports.

You can read our SEC filings, including the offering statement of which this Offering Circular is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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AMAZON GOLD, LLC

(a Delaware limited liability company)

AUDITED FINANCIAL STATEMENTS

For the period of January 1, 2021 through June 30, 2021

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Financial Statements

AMAZON GOLD, LLC

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MUNK WITZIG CPA, PLLC

INDEPENDENT AUDITOR’S REPORT

July 8, 2021

To the Members Amazon Gold, LLC Camden, Delaware

Report on the Financial Statements

We have audited the accompanying financial statements of Amazon Gold, LLC (a limited liability company organized in Delaware) (the “Company”), which comprise the balance sheet as of June 30, 2021, and the related statements of income, members’ capital, and cash flows for the period of January 1, 2021 and ending June 30, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and the results of its operations, members’ capital, and cash flows for the period January 1, 2021 through June 30, 2021 in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

MUNK WITZIG CPA, PLLC

Phoenix, Arizona

July 8, 2021

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AMAZON GOLD, LLC

BALANCE SHEET As of

June 30, 2021

ASSETS
Current Assets
Cash and cash equivalents	$48,842
Deferred offering costs	$155,000

Total Current Assets	$203,842

TOTAL ASSETS	$203,842

LIABILITIES AND MEMBERS’ CAPITAL

Liabilities:
Accounts payable	$155,000
Seed Investors - Deferred Equity	$65,000
TOTAL LIABILITIES	$220,000

Members’ Capital
Members’ contributions	$4,000
Retained earnings	$(20,158)

Total Members’ Capital	$(16,158)

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$203,842

See accompanying Auditor’s Report and Notes to these Financial Statements

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AMAZON GOLD, LLC

INCOME STATEMENT

For the period of January 1, 2021 through June 30, 2021

Revenue	$-

Gross Profit (Loss)	$-

Operating Expenses:
General and administrative	$158
Legal and Professional fees	$20,000

Total Operating Expenses	$20,158

Operating Income	$(20,158)

Net Income	$(20,158)

See accompanying Auditor’s Report and Notes to these Financial Statements

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AMAZON GOLD, LLC

STATEMENT OF CHANGES IN MEMBERS' CAPITAL

For the period of January 1, 2021 through June 30, 2021

Balance, beginning	$-

Members' contributions	$4,000

Net Income (Loss)	$(20,158)

Balance, ending	$(16,158)

See accompanying Auditor’s Report and Notes to these Financial Statements

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AMAZON GOLD, LLC

STATEMENT OF CASH FLOWS

For the period of January 1, 2021 through June 30, 2021

Cash Flows from Operating Activities

Net Income (Loss)	$(20,158)

Net Cash Used in Operating Activities	$(20,158)

Cash Flows from Investing Activities

None	$-

Net Cash Used in Investing Activities	$-

Cash Flows from Financing Activities

Seed Investors - Deferred Equity	$65,000
Members' contributions	$4,000

Net Cash Used in Financing Activities	$69,000

Net Change In Cash and Cash Equivalents	$48,842

Cash and Cash Equivalents at Beginning of Period	$-
Cash and Cash Equivalents at End of Period	$48,842

See accompanying Auditor’s Report and Notes to these Financial Statements

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AMAZON GOLD, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 30, 2021

See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

AMAZON GOLD, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) is an early-stage company focused on the financing of developed global arbitrage opportunities in natural resources and precious metals.

The Company was organized as an LLC on December 7, 2020, in the state of Delaware.

Since inception, the Company has had little or no operational activity, other than funding certain legal and professional expenses related to its formation. As of June 30, 2021, the Company received $65,000 of capital from Seed Investors (see NOTE 5) and $4,000 from founding members, which has been the source of funding operations. During the next 12 months, the Company intends to fund its operations from existing cash, additional investor capital and funding from a securities offering campaign (see NOTE 6), as well as funds from revenue producing activities. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company has selected December 31 as the year end as the basis for its reporting.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto.

Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions. Multiple and various factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of June 30, 2021, the Company holds cash in the Company checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, bypolicy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of June 30, 2021, the Company did not have any outstanding accounts receivable.

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Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. As of June 30, 2021, the Company had recorded no fixed asset acquisitions and no depreciation.

Intangible Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of June 30,

2021, the Company had no fixed assets.

Capitalized Development Costs

Development costs are capitalized at cost. Expenditures for renewals and improvements or continued development (including payroll) are capitalized. Once commercial feasibility is procured, the balance of capitalized development costs will be amortized over three years.

The Company reviews the carrying value of capitalized development costs for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. As of June 30, 2021, the Company had not incurred any capitalized development costs.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively. As of June 30, 2021, the Company had recorded $105,000 of deferred offering costs.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is currently taxed as a Partnership for federal and state income tax purposes (See NOTE 3).

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

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Revenue Recognition

Starting with inception, the company adapted the provision of ASU 2014-09, “Revenue from Contracts with Customers” (“Topic 606”). Topic 606 provides a five-step model for recognizing revenue from contracts:

•	Identify the contract with the customer
•	Identify the performance obligations within the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations
•	Recognize revenue when (or as) the performance obligations are satisfied

While the company has not yet earned any revenue, the Company intends to earn revenue during 2021.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000.

At times, the Company may maintain balances in excess of the federally insured limits.

NOTE 3 – INCOME TAX PROVISION

The Company is an LLC taxed as partnership under the Internal Revenue Code and a similar section of the state code. The members of an LLC are taxed on their proportionate shares of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

Lease Arrangement

The Company has not entered any lease agreements as of the balance sheet date.

NOTE 5 – SEED INVESTORS – DEFERRED EQUITY

The Company has entered into investment agreements with seed investors. In return for each investment of $5,000, each seed investor receives the right to receive shares of membership interest valued at a minimum of $50,000 at the time of the securities offering described in NOTE 6. As of June 30, 2021, the Company has received $65,000 from seed investors.

NOTE 6 – SUBSEQUENT EVENTS

Securities Offering

The Company is intending to offer common equity in a securities offering  planned  to  be  exempt  from SEC registration under Regulation A, Tier 2. The Company intends to offer up to $10 million in securities issued at 2,500,000 shares at $4.00 per share. The Company has engaged various advisors and other professionals to facilitate the offering who are being paid customary fees for their work.

Bank Account and Funding

The Company has established a business bank account which has been funded by certain members of the LLC. This cash contribution will be recorded as members’ contributions from the Company’s equity holders. Cash received from Seed Investors described in NOTE 5 is also held in the account.

Management’s Evaluation

Management has evaluated subsequent events through July 8, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

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PART III—EXHIBITS

Item 16. Index to Exhibits

2(a)	Certificate of Formation
2(b)	Operating Agreement
4	Form of Subscription Agreement
6	Material Contracts
(a) Engagement Agreement with Manhattan Street Capital
(b) Form of Transfer Agency and Registrar Services Agreement with Colonial Stock Transfer Co, Inc.*
(c) Operations Services Agreement*
8	Form of Escrow Agreement with PrimeTrust, LLC*
11(a)	Consent of Wallace A. Glausi, Attorney at Law (included in Exhibit 12)
11(b)	Consent of Munk Witzig CPA, PLLC
12	Opinion of Counsel

*(Fully executed Agreement to be filed by Amendment or Supplement)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, duly authorized, in Maricopa County, State of Arizona, on the  20th day of October, 2021.

AMAZON GOLD, LLC

By:	/s/ Theodore Dinges
Name:	Theodore Dinges
Title:	Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title/Capacity	Date

/s/ Theodore Dinges	Manager; 50% Class B Member; and	October 20, 2021
Theodore Dinges	Principal Executive Officer

/s/ Gary Dinges	50% Class B Member; and	October 20, 2021
Gary Dinges	Vice President and Principal Accounting Officer

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